UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 15, 2016

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)
(812) 482-1314
Registrant’s Telephone Number, Including Area Code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

(e) On March 15, 2016, German American Bancorp, Inc. (the "Company") issued the long-term incentive (LTI) awards (the “Awards”) earned by certain executives under the 2015 Executive Management Incentive Plan based on the performance of the Company for the three year period ended on December 31, 2015. The Awards are a mix of cash entitlements and restricted stock as more fully described the Company’s Current Report on Form 8-K filed on February 27, 2015. The Awards are documented through an LTI Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1
Form of LTI Restricted Stock Award Agreement that evidences the terms of awards of restricted stock grants and related cash entitlements that were granted to executive officers during March 2016 pursuant to the Management Long-Term Incentive Plan component of the 2015 Executive Management Incentive Plan with respect to the performance period ended December 31, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman and Chief Executive Officer

Dated: March 17, 2016

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
99.1
Form of LTI Restricted Stock Award Agreement that evidences the terms of awards of restricted stock grants and related cash entitlements that were granted to executive officers during March 2016 pursuant to the Management Long-Term Incentive Plan component of the 2015 Executive Management Incentive Plan with respect to the performance period ended December 31, 2015.

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